EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment 1 to the Registration Statement on Form S-4 of ViroLogic, Inc. of our report dated March 15, 2004 relating to the financial statements of ACLARA BioSciences, Inc., which appears in ACLARA BioSciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement, as amended.

/s/    PricewaterhouseCoopers LLP

San Jose, California

November 3, 2004